EXHIBIT 32.2
SECTION 1350 CERTIFICATION
OF PRINCIPAL FINANCIAL OFFICER
In connection with the report on Form 10-K of Quadriga Superfund, L.P. (the “Fund”) for the period ending December 31, 2007 (the “Report”), I, Roman Gregorig, Vice President and Principal Financial Officer of Superfund Capital Management, Inc., the general partner of the issuer, certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that:
(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the issuer.

By: /s/ Roman Gregorig

Roman Gregorig
Vice President and Principal Financial Officer
March 28, 2008